Exhibit 99

Press Release issued by The Hillshire Brands Company on August 1, 2012

HILLSHIRE BRANDS RESPONDS TO D.E MASTER BLENDERS 1753’S
DISCLOSURE OF ACCOUNTING IRREGULARITIES; COMPANY TO RESTATE
HISTORICAL FINANCIAL STATEMENTS TO REFLECT
IMPACT ON DISCONTINUED OPERATIONS

DOWNERS GROVE, Ill., August 1, 2012 – The Hillshire Brands Company (NYSE: HSH) responded to D.E MASTER BLENDERS 1753 N.V.’s announcement today that it has identified accounting irregularities and other adjustments within its Brazilian operations. D.E MASTER BLENDERS 1753 N.V. (D.E MASTER BLENDERS) and its Brazilian operations were previously part of Sara Lee Corporation, the predecessor company to Hillshire Brands, and were spun off from Sara Lee prior to the end of fiscal year 2012. D.E MASTER BLENDERS’ announcement states that the required adjustments are expected to reduce its shareholders’ equity by approximately €85-95 million and result in a charge to its fiscal 2012 net results of approximately €45-55 million.

D.E.MASTER BLENDERS has informed Hillshire Brands that it is conducting a comprehensive investigation related to these accounting irregularities.

As a result of the spin-off, Hillshire Brands has classified the historical results of its pre-spin international coffee and tea operations, including the affected Brazilian operations, as discontinued operations. The accounting irregularities cited are expected to impact Hillshire Brands’ historical financial statements for fiscal years 2009 through 2011 and for the first three quarters of fiscal year 2012. Hillshire Brands expects the restatement related to the Brazilian operations to impact primarily discontinued operations. The restatement is not expected to impact Hillshire Brands’ results in fiscal year 2013.

Based on the results of the D.E MASTER BLENDERS investigation to date and in accordance with the rules of the SEC, previously issued financial statements for Sara Lee Corporation’s fiscal 2009 through the third quarter of fiscal 2012 should no longer be relied upon. Hillshire Brands currently intends to file its Annual Report on Form 10-K for the 2012 fiscal year ended June 30 by the end of August, pending the conclusion by D.E MASTER BLENDERS of its investigation. Hillshire Brands currently intends to release its fourth quarter and year-end earnings on August 9, 2012, as previously announced.   In light of the ongoing investigation by D.E. MASTER BLENDERS, Hillshire Brands will limit its August 9th release to financial information through operating segment income.

Forward-Looking Statements

This press release contains certain forward-looking statements, including with respect to the anticipated restatement of historical financial results. These forward-looking statements are preceded by terms such as “expects,” “anticipates” or “believes.” These forward-looking statements are based on information currently available to the company. Such forward-looking statements involve risks and uncertainties, and actual results may differ materially from those expressed or implied. Consequently, Hillshire Brands wishes to caution readers not to place undue reliance on any such statements. Such risks and uncertainties include factors relating to the timing and nature of the final results of the D.E MASTER BLENDERS investigation and resolution of the accounting issues discussed in this press release; changes in the ranges of estimates and adjustments in this press release and resolution of other accounting issues generally resulting from the completion of the audit of Hillshire Brands’ annual financial statements; and the timing and completion of the Hillshire Brands annual audit. Hillshire Brands undertakes no obligation to update or correct any forward-looking statement made herein due to the occurrence of events after the issuance of this press release, except as required under applicable federal securities law.

About The Hillshire Brands Company

The Hillshire Brands Company (NYSE: HSH) is the nation’s leader in meat-centric food solutions for the retail and foodservice markets.  The company generates nearly $4 billion in annual sales and has approximately 8,500 employees.  Hillshire Brands’ portfolio includes iconic brands such as Jimmy Dean, Ball Park, Hillshire Farm, State Fair, Sara Lee frozen bakery and Chef Pierre pies, as well as artisanal brands Aidells and Gallo Salame.  The company, formerly known as Sara Lee Corporation, began trading under the “HSH” ticker symbol on June 29, 2012, following the successful spinoff of its international coffee and tea business.  For more information on the company, please visit www.hillshirebrands.com.